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                                                 October 18, 1996



Northwest Airlines Corporation
2700 Lone Oak Parkway
Eagan, Minnesota 55121


Dear Sirs:

      We have acted as your counsel in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Northwest Airlines Corporation, a Delaware corporation (the "Company"), which you intend to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer by the Company of up to 500,000 shares of the Company's Class A Common Stock, par value $.01 per share (the "Shares"). The Shares will be subject to purchase by employees of the Company pursuant to an open-market stock purchase plan (the "Plan").


      We have examined an executed copy of the Registration Statement (including the exhibits thereto) and originals, or copies certified or otherwise identified to our satisfaction, of such documents and records of the Company and we have made such other and further investigations as we deemed necessary to enable us to express the opinions hereinafter set forth.





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Northwest Airlines Corporation        -2-        October 18, 1996


      We hereby advise you that in our opinion, assuming effectiveness of the Registration Statement under the Securities Act and assuming the Shares subject to open-market purchase under the "Plan" consist of shares issued and outstanding on the date of this opinion, such Shares have been duly authorized and are legally issued, fully paid and non-assessable.

      We are members of the Bar of the State of New York and we express no opinion herein other than with respect to the laws of the State of New York, the federal law of the United States of America and the Delaware General Corporation Law.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement.


                                       Very truly yours,

                                       /s/ Simpson Thacher & Bartlett


                                       SIMPSON THACHER & BARTLETT